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                                                                EXHIBIT 10.51




                                 FIRST AMENDMENT
                                       To
                     REAL ESTATE SALE and PURCHASE CONTRACT


         THIS AGREEMENT is made and entered into this 30th day of September, 1996, by and between Monumental Life Insurance Company, hereinafter referred to as "Seller", located at 4333 Edgewood Road N.E. Cedar Rapids, Iowa 52499, and Brandywine Realty Trust, hereinafter referred to as "Purchaser".

         WHEREAS, the parties have entered into a Real Estate Sale and Purchase Contract dated August 16, 1996, (hereinafter referred to as "Contract") for certain premises known as 8000 Lincoln Drive, located at 8000 Lincoln Drive, Marlton, Evesham Township, Burlington County, New Jersey, which Contract is incorporated herein by reference;

         WHEREAS, the parties have agreed to extend the Inspection Period and delay the Closing Date, which agreements the parties desire to set forth in writing. NOW, THEREFORE,

                                   WITNESSETH:

         That in consideration of the promises and covenants hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree that the Contract shall be amended as follows:

         1. As to Paragraphs Nos. 2 and 4: The parties agree that the Closing Date shall be rescheduled to a time and date to be agreed upon by the parties, which Closing Date shall in no event be later than 9:00 A.M. on the fourth Wednesday following expiration of the Inspection Period as extended below. Notwithstanding the above, however, the Closing date shall under no circumstances be later than December 30, 1996, unless expressly agreed to in writing by the parties.

In the event the sale contemplated by this Contract is not finalized by December 30, 1996 due to Seller's failure to provide the Computer Sciences Corporation and Blue Cross Blue Shield leases or due to Seller's failure to otherwise perform, upon Purchaser's compliance with Paragraph 7 (C) of the Contract, the Deposit shall be refunded, this Contract shall be terminated and neither party shall have any further rights or obligations hereunder.

In the event the sale contemplated by this Contract is not finalized by December 30, 1996 due to Purchaser's inability, unwillingness or failure to perform, provided the Inspection Period has expired, the Deposit shall be forfeited to and become the property of Seller, this Contract shall be terminated and neither party shall have any further rights or obligations hereunder.

         2. As to Paragraph No. 5: The Inspection Period is hereby extended until seven calendar days following Purchaser's receipt of executed copies of the Computer Sciences Corporation and Blue Cross Blue Shield leases. If Seller has not received written notice of Purchaser's election to termination prior to the expiration of that seven day period, Purchaser's option to terminate shall expire and be of no further force or effect.

         3. Except as above amended, the Contract and all of its terms and conditions are hereby ratified and confirmed in their entirety.

WHEREFORE, the parties have hereunto affixed their signatures as of the above stated date.

                                       SELLER:

                                       Monumental Life Insurance Company

                                       By: /s/  Lindsay Schumacher
                                          ------------------------------------
                                       Its: Vice President, Lindsay Schumacher

                                       PURCHASER:

                                       Brandywine Realty Trust


                                       By: /s/  Gerard H. Sweeney
                                          ------------------------------------
                                        Its: President, Gerard H. Sweeney